UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 8, 2022, Neptune Wellness Solutions Inc. (the “Company") announced that it is refocusing its strategy and realigning resources around its Consumer Packaged Goods (“CPG”) business in order to improve the Company's path to profitability and enhance current shareholder value (the "Strategic Plan"). To accomplish this, the Strategic Plan focuses on two primary actions: (1) planned divestiture of the Canadian cannabis business and (2) a realignment of focus and operational resources toward increasing the value of the Company's consumer products business. This decision follows the Company's initial strategic review that took place in fall of 2021.

The Company's Strategic Plan are expected to lower costs and reduce global headcount by approximately 50%. These actions are expected to result in an estimated charge of $1 million (Canadian dollars) in the first quarter of fiscal 2023, largely reflecting cash separation payments. At this time, except for the foregoing, the Company is unable to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with all of the activities under the Strategic Plan as set forth in paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment to this Current Report on Form 8-K after its determination of such cost estimates or ranges of cost estimates.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2022, the Company filed Articles of Amendment to the Articles of Incorporation of the Company to effect a 1-for-35 share consolidation (the "share consolidation") of the common shares of the Company (the "Common Shares"). Each fractional Common Share remaining after completion of the share consolidation that is less than one (1) whole of a Common Share was increased to one (1) whole Common Share.

The Common Shares began trading on a share consolidation-adjusted basis on the Nasdaq Capital Market and the Toronto Stock Exchange on June 13, 2022. The trading symbol for the Common Shares will remain "NEPT." The Common Shares were assigned a new CUSIP number (64079L204) following the share consolidation.

The Company will adjust the number of shares available for future grants under its stock option plan and equity incentive plan and will also adjust the number of outstanding awards, the exercise price per common share of outstanding stock options and other terms of outstanding awards issued to reflect the effects of the share consolidation.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 7.01 Regulation FD Disclosure.

On June 8, 2022, the Company issued a press release announcing the Strategic Plan. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 8, 2022, the Company issued a press release announcing the anticipated completion of the share consolidation and on June 9, 2022, the Company issued a press release announcing the completion of the share consolidation. A copy of the Company’s press releases are furnished as Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying exhibits is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Translation of Articles of Amendment to the Articles of Incorporation of Neptune Wellness Solutions Inc.
99.1	Press release issued by the Company, dated June 8, 2022.
99.2	Press release issued by the Company, dated June 8, 2022.
99.3	Press release issued by the Company, dated June 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	June 13, 2022	By:	/s/ Randy Weaver
Randy Weaver Interim Chief Financial Officer